[GRAPHIC OMITTED][GRAPHIC OMITTED]

Third Quarter News Release and Statistical Supplement (Unaudited)
October 19, 2004

                           Table of Contents

                                                                      Page

Earnings News Release                                                    1-7

Financial Supplement Introduction                                       SS-1

Financial Measures Used by Safeco                                       SS-2

Consolidated Results

     Key Metrics                                                        SS-6

     Consolidated Statements of Income (Loss)                           SS-7

     Condensed Balance Sheets                                           SS-8

     Continuing Operations Income Summary                               SS-9


Property & Casualty Results

     Underwriting Profit (Loss) and Combined Ratios                     SS-10

     Net Written Premiums                                               SS-11

     Net Earned Premiums                                                SS-12

     Safeco Personal Insurance (SPI)                                    SS-13

     Safeco Business Insurance (SBI)                                    SS-14

     Surety, Other and Total                                            SS-15

     Statutory Information                                              SS-16



Corporate Supplemental Information

     Investment Portfolio                                               SS-17

     Capitalization                                                     SS-18

[GRAPHIC OMITTED][GRAPHIC OMITTED]

FOR RELEASE AT 7:45 a.m., Eastern Time
INVESTOR RELATIONS CONTACT:                          Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:                             Paul Hollie, 206-545-3048

            SAFECO'S THIRD QUARTER: STRONG FUNDAMENTALS, SIGNIFICANT
               CATASTROPHE LOSSES, LIFE & INVESTMENTS SALE CLOSES

SEATTLE--(October 19, 2004)--
Highlights

     o    Fundamentals strong; growth continues.

     o    After-tax catastrophe losses of $127 million.

     o    Sale of Life & Investments completed.

------------------------------------------------------------- --------------------------------- -------------------------------
Summary Financial Results after tax                                    3 Months Ended                   9 Months Ended
(In millions except per-share data)                                     September 30                     September 30
                                                                   2004             2003             2004            2003
------------------------------------------------------------- ---------------- ---------------- ---------------- --------------

Net Income (Loss)                                             $      (101.1)   $        (28.9)   $       382.6   $      173.0
 Per Diluted Share of Common Stock                            $        (0.76)  $         (0.21)  $         2.78  $        1.25
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------
Results from Discontinued Operations                          $      (107.0)   $        (28.8)   $       (57.8)  $       26.5
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------
Income (Loss) from Continuing Operations                      $         5.9    $         (0.1)   $       440.4   $      146.5
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------
Loss on Debt Repurchases                                              (78.7)              -              (78.7)           -
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------
Net Realized Investment Gains                                          32.8               7.8            115.8           23.7
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------
*Operating Earnings (Loss) - Continuing Operations            $        51.8    $         (7.9)   $       403.3   $      122.8
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------
Weighted Average Shares Outstanding (Diluted)                         132.5               -              137.5          138.9
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------
Weighted Average Shares Outstanding (Basic)                             -               138.5              -              -
------------------------------------------------------------- -- ------------- --- ------------ ---- ----------- --- ----------
* Operating Earnings is Income (Loss) from Continuing Operations excluding Net Realized Investment Gains and Loss on Debt
Repurchases. Measures used in this news release that are not based on accounting principles generally accepted in the United
States (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the
SEC and online at http://www.safeco.com/safeco/investor/pdfs/04Q3_sup.pdf.
-------------------------------------------------------------------------------------------------------------------------------


     Safeco (NASDAQ: SAFC) today reported third-quarter results, reflecting strong fundamentals in a period with substantial hurricane losses and the loss on the sale of Life & Investments. The company posted a net loss of $101.1 million - or $0.76 per diluted share for the quarter. This compares with a 2003 third-quarter net loss of $28.9 million - or $0.21 per share, when the company strengthened workers compensation reserves.

     Safeco's  annualized  return on equity (ROE) for the quarter was a negative
9.2 percent, compared with a negative 2.5 percent in the third quarter of 2003. Operating annualized ROE - measured using operating earnings from continuing operations and ending shareholders' equity, excluding unrealized gains on bond investments - was 5.9 percent, compared with a negative 0.9 percent in the same period last year.

     "The hurricanes brought devastation to thousands of our customers, and it brought our industry back to reality," said Mike McGavick, Safeco chairman and chief executive officer. "Our claims professionals have done an extraordinary job these last two months helping our agents and customers recover from not one, but four hurricanes. That's what our business is all about."

Continuing Operations

     Income from continuing operations was $5.9 million for the third quarter, up from a loss of $0.1 million in the same quarter last year. Operating earnings for the third quarter, excluding net realized investment gains and the loss on debt repurchases, were $51.8 million, compared with a $7.9 million loss in the prior-year period. Net realized after-tax investment gains for the third quarter were $32.8 million, compared with $7.8 million in the same period of 2003. The after-tax loss on the debt repurchases was $78.7 million.

     The overall Property & Casualty (P&C) combined ratio was 101.6 in the third quarter, compared with the 108.6 posted in the same period last year. Last year's third-quarter combined ratio included a pretax workers compensation reserve strengthening of $205.0 million.

     Combined ratio is a standard gauge of underwriting performance measuring the percentage of premium dollars used to pay customers' claims and expenses. The lower the ratio, the more effective the underwriting. A combined ratio below 100 indicates the line is operating profitably.

     Last week, the company announced aggregate pretax catastrophe losses of $195 million for the third quarter, with $183 million representing losses from the four hurricanes that hit Florida and surrounding states in August and September. The effect on third-quarter net loss for all catastrophes was $127 million after tax, or $0.96 per diluted share, compared with catastrophes of $13.7 million, or $0.10 per share in the third quarter of last year. Catastrophe losses increased the company's overall combined ratio for the quarter by 13.9 points, bringing it to 101.6.

     "Although it's difficult to look beyond the hardship created by the hurricanes, we are heartened by our strong performance across each of our major lines of business," said McGavick. "Our underlying loss trends are good, and we're performing better than our target margins, excluding these catastrophes. We're proud of that fact, just as we're proud of our people in Florida who are helping so many put their lives back together."

     Total revenues from continuing operations in the third quarter were $1.57 billion, compared with $1.38 billion a year ago. Operating revenues, which exclude net realized investment gains, were $1.52 billion for the quarter, a
10.9 percent increase compared with third-quarter  2003.

     P&C net earned premiums increased 12.0 percent for the quarter to $1.40 billion, compared with the same period last year. For the quarter, P&C net written premiums - a leading indicator of revenues in future quarters - increased 11.6 percent compared with third-quarter 2003.

     P&C pretax net investment income was $111.0 million for the quarter, compared with $113.7 million in the same period a year ago, a decline of 2.4 percent, reflecting lower yields on the company's fixed-income investments.

Safeco Personal Insurance Performance
     Auto, Safeco's largest business line, reported a quarterly underwriting profit of $51.0 million, compared with $32.2 million of underwriting profit in the third quarter of 2003. During the quarter, $8.2 million in pretax catastrophe losses were more than offset by favorable prior-year reserve development of $10.0 million. Auto's combined ratio in the third quarter was 92.4, compared with 94.4 in the third quarter of 2003.

     Net written premiums increased 16.0 percent in the third quarter compared with a year ago. This growth was fueled by a record-breaking number of new auto policies sold in the quarter.

     Policies in force (PIF) grew 9.7 percent compared with a year ago, reflecting the effectiveness of Safeco's new auto product and new-business platform delivery, as well as stable retention levels.

     Safeco's Property insurance line, which includes homeowners, renters and related coverages, produced an underwriting profit of $14.2 million in the third quarter, compared with a $40.5 million underwriting profit in the third quarter of 2003. The decline in profit was due to $71.3 million in pretax catastrophe losses primarily associated with the Florida hurricanes, compared with $12.1 million in catastrophes in the same period a year ago. Partially offsetting the catastrophe losses this quarter was $9.0 million of favorable prior-year reserve development. Safeco has a 0.6 percent market share of premiums in the voluntary homeowners market in Florida.

     The Property  combined ratio was 93.9 in the third  quarter,  compared with
82.4 in the third quarter of 2003.

     Net written premiums in Property increased 0.6 percent in the third quarter compared with a year ago. PIF declined 7.7 percent, while new business increased
14.1 percent compared with the third quarter last year.

     "We're  pleased  with  the  underlying   performance  this  quarter,"  said
McGavick. "It is especially gratifying in Property where our tiered product and focus on profitability are proving successful."

Safeco Business Insurance Performance

     Safeco Business Insurance (SBI) reported an underwriting loss of $80.8 million in the third quarter, compared with a $45.5 million underwriting loss for the same period in 2003. The decline in underwriting results was due largely to $109.0 million in pretax catastrophe losses during the quarter, compared with $8.9 million in the same period a year ago. Safeco's Commercial Multi-Peril market share of premiums in Florida is approximately 2.0 percent. Also impacting last year's results was $60.1 million in pretax workers compensation reserve charges ($57.6 million in SBI Regular).

     Combined ratio in the third quarter was 119.4, compared with 112.2 in the third quarter of 2003.

     SBI Regular reported a combined ratio of 119.5, compared with the 118.6 result in the same period last year. The third-quarter combined ratio included $79.9 million in catastrophe losses, compared with $5.2 million in the same period last year.

     Net written premiums for SBI Regular - Safeco's core line of products for small- to medium-sized businesses - increased 9.3 percent for the third quarter compared with the same period last year.

     "The hurricanes hit our commercial lines hardest," said McGavick. "Again, though, when we look beyond the catastrophe numbers, our commercial business performed better than our targets."

Surety Performance
     Surety posted an underwriting profit of $10.0 million in the third quarter, compared with the $8.5 million underwriting profit in the same quarter of 2003.

     The combined ratio for Surety was 81.3 in the third quarter,  compared with
78.8 in the same quarter of 2003.

     Net written premiums grew 28.5 percent compared with the same period last year, driven by higher rates and new accounts.

P&C Other

     The P&C Other segment, which includes results from operations that Safeco has exited or placed in runoff, had an underwriting loss of $12.6 million in the third quarter due to reserve strengthening, compared with a $149.8 million underwriting loss in the same quarter of 2003. The loss in 2003 was the result of pretax workers compensation reserve development of $144.9 million.

Life & Investments Sale and Use of Proceeds
     On August 2, 2004, Safeco completed the sale of its Life & Investments (L&I) business. The sale of Talbot Financial Corporation was completed on July 1, 2004. Proceeds from these sales totaled $1.51 billion.

     Results from Discontinued Operations reflect a loss of $107.0 million, which includes a $134.8 million after-tax loss on the sales, and income from Discontinued Operations during the quarter.

     The company used $623.0 million to purchase 13.2 million shares of common stock in an accelerated stock buyback program. Safeco also used $735.2 million of the proceeds to complete debt tender offers, resulting in a pretax loss on debt repurchases of $121.0 million, or $78.7 million after tax.

Additional Financial Information Available
     Safeco uses both GAAP and non-GAAP financial measures to track the performance of its operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure are included in Safeco's Form 8-K that will be furnished to the U.S. Securities and Exchange Commission today.

     The Form 8-K will include this news release and Safeco's summary financial results, consolidated statements of income (loss) and condensed balance sheets in the company's third-quarter financial supplement.

     Safeco's third-quarter press release, financial supplement and 8-K are available online at http://www.safeco.com/safeco/investor/pdfs/04Q3_sup.pdf.

Management Reviews Results on Webcast
     Safeco's senior management team will discuss the company's third-quarter performance with analysts today at 11 a.m., Eastern Time (8 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

     Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, homeowners, and small- and medium-sized businesses through a national network of independent agents and brokers. More information about Safeco can be found at www.safeco.com.

                                       ###

-------------------------------------------------------------------------------

                  Forward-looking information contained in this
                 news release is subject to risk and uncertainty

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to anticipated financial performance, business prospects and plans, regulatory developments and similar matters are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release. The risks and uncertainties include, but are not limited to:

>> Risks related to the pricing and underwriting of our products, and the subsequent establishment of reserves, such as:

     o Successful implementation of a new-business entry model for personal and commercial lines

     o Our ability to appropriately price and reserve for changes in the mix of our book of business

     o    Our ability to establish pricing for any changes in driving patterns

     o Inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic factors that increase the severity of claims

     o The availability and pricing of our reinsurance, including coverage for loss from terrorism and our ability to collect from our reinsurers

     o Our ability to price for or exclude the risk of loss from terrorism on our policies

>>   Risks related to our Property & Casualty insurance strategy, such as:

     o Our ability to achieve premium targets and profitability, including realization of growth and business retention estimates

     o    Our ability to achieve overall expense goals

     o Our ability to run off our London business and other businesses that we have exited, or intend to exit in the future, without incurring material unexpected charges

>>   Regulatory, judicial and legislative risks, such as:

     o    Our ability to freely enter and exit lines of business

     o Our ability to successfully obtain regulatory approval of rates and underwriting guidelines, including price-tiered products and the use of insurance scores that include credit information as a component

     o Interpretation of insurance policy provisions by courts or tax authorities, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices

     o    The outcome of any litigation against us

     o    Legislative  and  regulatory  developments  affecting  the  actions of
          insurers,   including   requirements   regarding   rates,   taxes  and
          availability of coverage

>> The competitive pricing environment, initiatives by competitors and other changes in the competition

>>   Unusual loss activity, such as:

     o Weather conditions, including the severity and frequency of storms, hurricanes, hail, snowfall and winter conditions

     o    The occurrence of significant natural disasters, including earthquakes

     o The occurrence of significant man-made disasters, such as terrorist attacks or war

     o The occurrence of bankruptcies that result in losses on insurance products or investments

>>   Financial and economic conditions, such as:

     o    Performance of financial markets

     o    Availability of bank credit facilities

     o    Fluctuations in interest rates

     o    General economic conditions

>>   Operational risks, such as:

     o Damage to our infrastructure resulting in a disruption of our operations

     o    Internal or external fraud perpetrated against us

We assume no obligation to update any forward-looking statements contained in this news release.

-------------------------------------------------------------------------------

                              [Safeco Logo omitted]
                              Financial Supplement

                               Third Quarter, 2004


On January 1, 2004, we made minor revisions to our Property & Casualty (P&C) segments, which are more reflective of how these segments are managed. Our non-voluntary auto and property results, previously in P&C Other, are now included in SPI Auto and SPI Property. Certain products, previously reported in Specialty, primarily earthquake, inland marine and dwelling fire, are now included in Property. Our commercial specialty programs and large commercial accounts in runoff, previously SBI Runoff, are now included in P&C Other. All prior periods have been restated to reflect the revised presentation of P&C segments.

On August 2, 2004, we completed the sale of our Life & Investments (L&I) operations. We have presented the results of L&I as a Discontinued Operation in all periods presented.

This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Company's quarterly 10-Q and annual 10-K filings.


Neal Fuller
Vice President - Finance
206-545-5537
neaful@safeco.com

                               Safeco Corporation

                        Financial Measures Used by Safeco

      (Amounts are in millions or thousands as specified, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:
         Safeco Personal Insurance (SPI)
              Auto
              Property
              Specialty
         Safeco Business Insurance (SBI)
              SBI Regular
              SBI Special Accounts Facility
         Surety
         P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Certain reclassifications have been made to the prior-year amounts to conform to the current-year presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our P&C operations. It excludes net realized investment gains and losses that can fluctuate significantly and distort a comparison between periods. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.

                                                         Three Months Ended         Nine Months Ended
                                                            September 30               September 30
                                                     ------------------------------------------------------
                                                         2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------

Total Revenues                                         $   1,566.9  $   1,380.5   $   4,621.0  $   4,014.0
Net Realized Investment Gains                                (50.5)       (12.8)       (178.2)       (36.7)
                                                     ------------------------------------------------------
Operating Revenues                                     $   1,516.4  $   1,367.7   $   4,442.8  $   3,977.3
-----------------------------------------------------------------------------------------------------------

Operating Earnings - Continuing Operations

Operating earnings is a non-GAAP financial measure that we use to assess the profitability of our P&C and Corporate operations. In the determination of operating earnings from continuing operations, we exclude net realized investment gains and losses from Income (Loss) from Continuing Operations. Net realized investment gains and losses can fluctuate significantly and distort a comparison between periods. In the third quarter we also excluded the loss on debt repurchases. The following table reconciles operating earnings to Income
(Loss) from Continuing Operations, the most directly comparable GAAP measure.


                                                         Three Months Ended         Nine Months Ended
                                                            September 30               September 30
                                                     ------------------------------------------------------
                                                         2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------
Income (Loss) from Continuing Operations               $       5.9  $      (0.1)  $     440.4  $     146.5
Net Realized Investment Gains, Net of Taxes                  (32.8)        (7.8)       (115.8)       (23.7)
Loss on Debt Repurchases, Net of Taxes                        78.7           --          78.7           --
                                                     ------------------------------------------------------
Operating Earnings (Loss)-Continuing Operations        $      51.8  $      (7.9)  $     403.3  $     122.8
-----------------------------------------------------------------------------------------------------------

Operating Return on Equity

Operating return on equity is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized operating earnings from continuing operations (see calculation above) for the most recent quarter by the ending shareholders' equity for the quarter, excluding from equity after-tax unrealized investment gains and losses on fixed maturities. This ratio provides management with an additional measure to evaluate our results excluding the unrealized changes in the valuation of our fixed maturities portfolio that can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.



                                                         Three Months Ended         Nine Months Ended
                                                            September 30               September 30

                                                     ------------------------------------------------------
(ANNUALIZED)                                             2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------


Net Income (Loss)                                      $    (101.1)   $   (28.9)  $     382.6  $     173.0

Average Shareholders' Equity                               4,387.8      4,627.9       4,373.8      4,627.9
Return on Equity Based on Annualized Net Income
   (Loss)                                                     -9.2%        -2.5%         11.7%         5.0%

Operating Earnings (Loss)-Continuing Operations        $      51.8  $      (7.9)  $     403.3  $     122.8

Ending Shareholders' Equity                                3,724.2      4,933.4       3,724.2      4,933.4
Unrealized Fixed Maturities Investment Gains, Net of
   Taxes                                                    (236.3)    (1,423.0)       (236.3)    (1,423.0)
                                                     ------------------------------------------------------
Shareholders' Equity Pre FAS 115                       $   3,487.9  $   3,510.4   $   3,487.9  $   3,510.4

Operating Return on Equity Based on Annualized
   Operating Earnings (Loss)                                   5.9%        -0.9%         15.4%         4.7%
-----------------------------------------------------------------------------------------------------------

Property & Casualty Net Written Premiums

Net written premiums is a non-GAAP measure representing the amount of premium charged for policies issued during the period. Premiums are reflected as revenue in the Consolidated Statements of Income (Loss) as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. We view net written premiums as a measure of business production for the period under review and as a leading indicator of earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income (Loss).


                                                         Three Months Ended         Nine Months Ended
                                                            September 30               September 30
                                                     ------------------------------------------------------
                                                         2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------

Total Property & Casualty Net Earned Premiums          $   1,400.7  $   1,250.4   $   4,092.6  $   3,615.3
Change in Unearned Premiums                                   67.0         64.3         204.8        221.7
                                                     ------------------------------------------------------
Total Property & Casualty Net Written Premiums         $   1,467.7  $   1,314.7   $   4,297.4  $   3,837.0
-----------------------------------------------------------------------------------------------------------


Property & Casualty Underwriting Profit (Loss) and Combined Ratios

Underwriting profit (loss) represents the net amount of earned premiums less underwriting losses and expenses on a pretax basis. We view underwriting profit
(loss) as a critical measure to assess the underwriting effectiveness of the P&C operations and to evaluate the results of these business units. The related investment portfolio is managed separately from these underwriting businesses and, accordingly, net investment income and net realized investment gains and losses are discussed separately. The following table reconciles underwriting profit (loss) to Income (Loss) from Continuing Operations before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income (Loss). Combined ratios are a standard industry measure of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.


                                                         Three Months Ended         Nine Months Ended
                                                            September 30               September 30

                                                     ------------------------------------------------------
                                                         2004          2003         2004         2003
-----------------------------------------------------------------------------------------------------------
Income  (Loss)  from  Continuing   Operations  before
Income Taxes                                           $      (4.6) $     (13.7)  $     621.5  $     181.2
Net Realized Investment Gains                                (50.5)       (12.8)       (178.2)       (36.7)
Corporate Results before Income Taxes                         22.6         32.8          83.4         99.8
Loss on Debt Repurchases                                     121.0           --         121.0           --
Property & Casualty Net Investment Income                   (111.0)      (113.7)       (338.5)      (343.0)
Property & Casualty Restructuring Charges                      --            --           1.4          --
                                                     ------------------------------------------------------
Total Underwriting Profit (Loss)                       $     (22.5) $    (107.4)  $     310.6  $     (98.7)
-----------------------------------------------------------------------------------------------------------

Other Information in this Supplement

Frequency, severity and loss cost information is on a newly reported, claims incurred, basis which may be different from paid.

Catastrophes are events resulting in losses greater than $500,000, involving multiple claims and policyholders.

Certain reclassifications have been made to the prior periods to conform to the current presentation.

NM = Not Meaningful


                                                             Safeco Corporation
                                                                 Key Metrics
                                                     (In Millions Except Per Share Data)


                                         3RD         2ND         1ST         4TH         3RD
                                         QTR         QTR         QTR         QTR         QTR         YTD         YTD         YTD
                                        2004        2004         2004        2003        2003        2004        2003       Change
                                      ----------  ----------  ----------- ----------- ----------- ----------- -----------  ---------


Net Income (Loss)                    $ (101.1)    $ 247.5      $ 236.2     $ 166.2     $ (28.9)    $ 382.6     $ 173.0       121%

Net Income (Loss) Per Share              (0.76)       1.77         1.69        1.19       (0.21)       2.78        1.25      122%

Net Income (Loss) Return on Equity
annualized                               -9.2%       18.7%        17.9%       13.8%       -2.5%       11.7%        5.0%       6.7

Net Realized Investment Gains,
after tax from Continuing Operations   $ 32.8      $ 55.2       $ 27.8      $ 22.2       $ 7.8     $ 115.8      $ 23.7       389%

Operating Earnings (Loss) from
Continuing Operations                    51.8       193.7        157.8       116.8        (7.9)      403.3       122.8       228%

Operating Earnings (Loss) from
Continuing Operations Per Share           0.39        1.38         1.13        0.84       (0.06)       2.93        0.88      233%

Operating Return on Equity
(Pre-FAS 115) annualized                  5.9%       18.4%        15.8%       12.4%       -0.9%       15.4%        4.7%      10.7

Operating Return on Equity
annualized                                5.6%       15.3%        11.4%        9.2%       -0.6%       14.4%        3.3%      11.1

Operating Revenues from
Continuing Operations               $ 1,516.4   $ 1,470.9    $ 1,455.5   $ 1,402.6   $ 1,367.7   $ 4,442.8   $ 3,977.3        12%
  % Chg Prior Year Same Qtr              10.9%       11.1%        13.2%        9.3%        9.5%

Property & Casualty
  Combined Ratio                        101.6%       85.4%        89.9%       92.8%      108.6%       92.4%      102.7%     -10.3


  Impact of Catastrophes                 13.9%        2.1%         0.9%        1.6%        1.7%        5.8%        3.7%       2.1


  Net Written Premiums               $ 1,467.7   $ 1,454.0    $ 1,375.7   $ 1,277.3   $ 1,314.7   $ 4,297.4   $ 3,837.0       12%
   % Chg Prior Year Same Qtr              11.6%       10.4%        14.1%       13.0%       11.2%


  Net Earned Premiums                $ 1,400.7   $ 1,351.4    $ 1,340.5   $ 1,286.5   $ 1,250.4   $ 4,092.6   $ 3,615.3       13%
   % Chg Prior Year Same Qtr              12.0%       12.4%        15.3%       10.5%       10.1%


Book Value Per Share                    $ 29.38     $ 36.36      $ 39.77     $ 36.24     $ 35.61     $ 29.38     $ 35.61     -18%
   % Chg Prior Year Same Qtr             -17.5%       -2.3%        20.5%       13.0%       12.1%


Book Value Per Share (Pre-FAS 115)      $ 27.48     $ 30.20      $ 28.65     $ 27.21     $ 25.35     $ 27.48     $ 25.35       8%
   % Chg Prior Year Same Qtr               8.4%       17.4%        16.2%       11.6%        7.6%

                                                             Safeco Corporation
                                                   Consolidated Statements of Income (Loss)
                                                      (In Millions Except Per Share Data)

                                                                            Three Months Ended           Nine Months Ended
                                                                               September 30                 September 30
                                                                         --------------------------  ---------------------------
                                                                            2004          2003           2004          2003
                                                                         ------------  ------------  -------------  ------------
                                                                                (Unaudited)                        (Unaudited)
REVENUES
Earned Premiums                                                             $1,400.7     $ 1,250.4       $4,092.6     $ 3,615.3
Net Investment Income                                                          115.5         114.7          349.6         354.1
Net Realized Investment Gains                                                   50.5          12.8          178.2          36.7
Other                                                                            0.2           2.6            0.6           7.9
                                                                         ------------  ------------  -------------  ------------
Total                                                                        1,566.9       1,380.5        4,621.0       4,014.0
                                                                         ------------  ------------  -------------  ------------

EXPENSES
Losses and Loss Adjustment Expenses                                          1,029.9       1,003.5        2,632.2       2,639.3
Other Underwriting and Operating Expenses                                      162.8         148.8          475.7         471.3
Amortization of Deferred Policy Acquisition Costs                              232.5         211.5          681.9         626.1
Loss on Debt Repurchases                                                       121.0             -          121.0             -
Interest Expense                                                                25.3          30.4           87.3          96.1
Restructuring Charges                                                              -             -            1.4             -
                                                                         ------------  ------------  -------------  ------------
Total                                                                        1,571.5       1,394.2        3,999.5       3,832.8
                                                                         ------------  ------------  -------------  ------------

Income (Loss) from Continuing Operations before Income Taxes                    (4.6)        (13.7)         621.5         181.2

Provision (Benefit) for Income Taxes on:
Income (Loss) from Continuing Operations before Net Realized
    Investment Gains                                                           (28.2)        (18.6)         118.7          21.7
Net Realized Investment Gains                                                   17.7           5.0           62.4          13.0
                                                                         ------------  ------------  -------------  ------------
Total Provision (Benefit) for Income Taxes                                     (10.5)        (13.6)         181.1          34.7
                                                                         ------------  ------------  -------------  ------------

Income (Loss) from Continuing Operations                                         5.9          (0.1)         440.4         146.5
Results from Discontinued Operations, Net of Taxes                            (107.0)        (28.8)         (57.8)         26.5
                                                                         ------------  ------------  -------------  ------------
Net Income (Loss)                                                           $ (101.1)    $   (28.9)      $  382.6     $   173.0
                                                                         ============  ============  =============  ============

INCOME (LOSS) PER SHARE OF COMMON STOCK - DILUTED
Income (Loss) from Continuing Operations                                    $   0.04     $       -       $    3.20      $   1.06
Results from Discontinued Operations, Net of Taxes                             (0.80)         (0.21)         (0.42)         0.19
                                                                         ------------   ------------  -------------  ------------
Net Income (Loss)                                                           $  (0.76)    $    (0.21)        $ 2.78      $   1.25
                                                                         ============   ============  =============  ============
INCOME (LOSS) PER SHARE OF COMMON STOCK - BASIC
Income (Loss) from Continuing Operations                                    $   0.04     $        -       $   3.23      $   1.06
Results from Discontinued Operations, Net of Taxes                             (0.81)         (0.21)         (0.43)         0.19
                                                                         ------------   ------------  -------------  ------------
Net Income (Loss)                                                           $  (0.77)    $    (0.21)      $   2.80      $   1.25
                                                                         ============   ============  =============  ============

Dividends Declared                                                          $   0.22     $     0.185      $   0.59      $   0.555
Average Number of  Shares Outstanding During the Period:
    Diluted                                                                   132.5          138.5          137.5         138.9
    Basic                                                                     131.5          138.5          136.5         138.4

                                                             Safeco Corporation
                                                          Condensed Balance Sheets
                                                               (In Millions)

                                                                                       September 30         December 31
                                                                                           2004                2003
                                                                                     ------------------  ------------------
                                                                                        (Unaudited)
ASSETS
Total Investments *                                                                         $ 10,169.1          $  9,344.2
Cash and Cash Equivalents                                                                        327.6               319.0
Reinsurance Recoverables                                                                         371.0               372.0
Deferred Policy Acquisition Costs                                                                391.6               356.8
Other Assets                                                                                   3,406.4             3,206.5
Assets of Discontinued Operations                                                                    -            22,548.9
                                                                                     ------------------  ------------------
          Total Assets                                                                      $ 14,665.7          $ 36,147.4
                                                                                     ==================  ==================

LIABILITIES AND SHAREHOLDERS' EQUITY
Loss and Loss Adjustment Expense Reserves                                                   $  5,259.9          $  5,044.6
Debt **                                                                                        1,332.9             1,951.3
Unearned Premiums and Other Liabilities                                                        4,348.7             4,185.5
Liabilities of Discontinued Operations                                                               -            19,942.7
                                                                                     ------------------  ------------------
          Total Liabilities                                                                   10,941.5            31,124.1
                                                                                     ------------------  ------------------

Commitments and Contingencies                                                                        -                   -

Common Stock, No Par Value
   Shares Authorized: 300; Shares Reserved for Options: 9.3; 11.6
   Shares Issued and Outstanding: 126.8 ***; 138.6                                               630.6             1,197.3
Retained Earnings                                                                              2,611.9             2,308.7
Accumulated Other Comprehensive Income                                                           481.7             1,517.3
                                                                                     ------------------  ------------------
          Total Shareholders' Equity                                                           3,724.2             5,023.3
                                                                                     ------------------  ------------------
          Total Liabilities & Shareholders' Equity                                          $ 14,665.7          $ 36,147.4
                                                                                     ==================  ==================

*  See Investment Portfolio - Continuing Operations (SS-17) for more detail.
** See Capitalization (SS-18) for more detail.
*** Reflects the repurchase of 13.2 million shares under an accelerated stock buyback program on August 2, 2004.

                                                             Safeco Corporation
                                                    Continuing Operations Income Summary
                                                                (In Millions)


                                                                             Three Months Ended          Nine Months Ended
                                                                               September 30                September 30
                                                                         -------------------------  ----------------------------

                                                                            2004          2003          2004           2003
                                                                         ------------  -----------  -------------  -------------
                                                                               (Unaudited)                    (Unaudited)

Income (Loss) from Continuing Operations Before Income Taxes
------------------------------------------------------------
Property & Casualty
    Underwriting Profit (Loss)                                               $ (22.5)     $(107.4)       $ 310.6        $ (98.7)
    Net Investment Income                                                      111.0        113.7          338.5          343.0
    Restructuring Charges                                                          -            -           (1.4)             -
                                                                         ------------  -----------  -------------  -------------
       Total Property & Casualty                                                88.5          6.3          647.7          244.3
Corporate                                                                      (22.6)       (32.8)         (83.4)         (99.8)
                                                                         ------------  -----------  -------------  -------------
       Total                                                                    65.9        (26.5)         564.3          144.5
Net Realized Investment Gains                                                   50.5         12.8          178.2           36.7
Loss on Debt Repurchases                                                      (121.0)           -         (121.0)             -
                                                                         ------------  -----------  -------------  -------------
Total Income (Loss) from Continuing Operations Before
       Income Taxes                                                          $  (4.6)     $ (13.7)       $ 621.5        $ 181.2
                                                                         ============  ===========  =============  =============


Total Provision (Benefit) for Income Taxes                                   $ (10.5)     $ (13.6)       $ 181.1        $  34.7
------------------------------------------                               ============  ===========  =============  =============



After-Tax Income (Loss) from Continuing Operations
--------------------------------------------------
Property & Casualty
    Underwriting Profit (Loss)                                               $ (13.8)     $ (72.1)       $ 205.2        $ (65.9)
    Net Investment Income                                                       79.3         83.3          247.2          253.3
    Restructuring Charges                                                          -            -           (0.9)             -
                                                                         ------------  -----------  -------------  -------------
       Total Property & Casualty                                                65.5         11.2          451.5          187.4
Corporate                                                                      (13.7)       (19.1)         (48.2)         (64.6)
                                                                         ------------  -----------  -------------  -------------
       Total                                                                    51.8         (7.9)         403.3          122.8
Net Realized Investment Gains                                                   32.8          7.8          115.8           23.7
Loss on Debt Repurchases                                                       (78.7)           -          (78.7)             -
                                                                         ------------  -----------  -------------  -------------

    Total Income (Loss) from Continuing Operations                           $   5.9      $  (0.1)       $ 440.4        $ 146.5
                                                                         ============  ===========  =============  =============

                                                       Safeco Property & Casualty
                                              Underwriting Profit (Loss) and Combined Ratios
                                                            (In Millions)



                                        3RD           2ND          1ST        4TH        3RD
                                        QTR           QTR          QTR        QTR        QTR          YTD          YTD
Net U/W Profit (Loss)                   2004         2004         2004        2003       2003        2004          2003
-----------------------------------  -----------  ------------  ----------  ---------  ---------  ------------  -----------

Safeco Personal Insurance
     Auto                                $ 51.0        $ 61.0      $ 23.1     $ 23.0      $32.2       $ 135.1       $ 24.7
     Property                              14.2          79.3        61.4       47.0       40.5         154.9         61.9
     Specialty                             (4.3)          6.7         6.4        5.0        6.7           8.8         22.2
                                     -----------  ------------  ----------  ---------  ---------  ------------  -----------
         Total SPI                         60.9         147.0        90.9       75.0       79.4         298.8        108.8
                                     -----------  ------------  ----------  ---------  ---------  ------------  -----------

Safeco Business Insurance
     SBI Regular                          (59.7)         31.9        23.8       39.5      (51.3)         (4.0)       (68.1)
     SBI Special Accounts Facility        (21.1)         17.5        18.5       11.9        5.8          14.9         11.6
                                     -----------  ------------  ----------  ---------  ---------  ------------  -----------
         Total SBI                        (80.8)         49.4        42.3       51.4      (45.5)         10.9        (56.5)
                                     -----------  ------------  ----------  ---------  ---------  ------------  -----------

  Surety                                   10.0          11.5         9.3        8.6        8.5          30.8         19.0
  P&C Other*                              (12.6)        (10.2)       (7.1)     (42.2)    (149.8)        (29.9)      (170.0)

                                     -----------  ------------  ----------  ---------  ---------  ------------  -----------
  Total Property & Casualty             $ (22.5)      $ 197.7     $ 135.4     $ 92.8    $(107.4)      $ 310.6      $ (98.7)
                                     ===========  ============  ==========  =========  =========  ============  ===========



Net Combined Ratios (GAAP)
--------------------------

Safeco Personal Insurance
     Auto                                  92.4%         90.5%       96.3%      96.2%      94.4%         93.0%        98.5%
     Property                              93.9          65.1        73.1       79.8       82.4          77.5         91.0
     Specialty                            118.3          69.4        70.0       76.7       68.6          86.7         63.9
                                     -----------  ------------  ----------  ---------  ---------  ------------  -----------

          Total SPI                        93.4          83.5        89.5       91.2       90.4          88.9         95.5
                                     -----------  ------------  ----------  ---------  ---------  ------------  -----------


Safeco Business Insurance
     SBI Regular                          119.5          89.4        92.1       86.1      118.6         100.4        108.4
     SBI Special Accounts Facility        119.1          83.8        84.2       88.3       94.3          95.5         95.9
                                     -----------  ------------  ----------  ---------  ---------  ------------  -----------
          Total SBI                       119.4          87.9        89.9       86.7      112.2          99.1        105.2
                                     -----------  ------------  ----------  ---------  ---------  ------------  -----------

Surety                                     81.3          75.7        79.6       79.9       78.8          79.0         82.8
P&C Other*                                   NM            NM          NM         NM         NM            NM           NM
                                     -----------  ------------  ----------  ---------  ---------  ------------  -----------
  Total Property & Casualty               101.6%         85.4%       89.9%      92.8%     108.6%         92.4%       102.7%
                                     ===========  ============  ==========  =========  =========  ============  ===========


* P&C Other includes large commercial business accounts, commercial specialty programs and London operations that are in runoff and certain product lines that we have exited.


                                                      Safeco Property & Casualty
                                                         Net Written Premiums
                                                            (In Millions)


                                          3RD           2ND          1ST         4TH           3RD
                                          QTR           QTR          QTR         QTR           QTR           YTD          YTD
                                         2004          2004         2004         2003         2003          2004          2003
                                     ------------  ------------  ----------  -----------   ----------   ------------  -----------

Net Written Premiums
--------------------

Safeco Personal Insurance
  Auto                                   $ 707.9       $ 655.4     $ 668.9      $ 606.2      $ 610.5      $ 2,032.2     $1,733.7
  Property                                 248.1         252.8       206.6        214.6        246.7          707.5        710.4
  Specialty                                 24.9          28.2        20.8         17.9         22.8           73.9         67.7
                                     ------------  ------------  ----------  -----------   ----------   ------------  -----------
    Total SPI                              980.9         936.4       896.3        838.7        880.0        2,813.6      2,511.8
                                      -----------  ------------  ----------  -----------   ----------   ------------  -----------
Safeco Business Insurance
  SBI Regular                              307.8         333.4       312.9        283.0        281.5          954.1        873.9
  SBI Special Accounts Facility            115.4         107.6       117.8        110.3        103.7          340.8        295.5
                                     ------------  ------------  ----------  -----------   ----------   ------------  -----------
    Total SBI                              423.2         441.0       430.7        393.3        385.2        1,294.9      1,169.4
                                     ------------  ------------  ----------  -----------   ----------   ------------  -----------

Surety                                      64.1          60.3        48.7         46.8         49.9          173.1        132.0
P&C Other                                   (0.5)         16.3           -         (1.5)        (0.4)          15.8         23.8
                                    ------------  ------------  ----------  -----------   ----------   ------------  -----------

  Total Property & Casualty             $1,467.7      $1,454.0    $1,375.7    $ 1,277.3    $ 1,314.7      $ 4,297.4     $3,837.0
                                    ============  ============  ==========  ===========   ==========   ============  ===========




Net Written Premiums (Percent Change)                Percent Change Over Prior Year Same Quarter           Percent Change YTD
-----------------------------------                  -------------------------------------------           -------------------

Safeco Personal Insurance
Auto                                        16.0%         16.2%       19.6%        17.5%        15.3%          17.2%        16.9%
  Property                                   0.6          -1.1        -0.7          1.8         -2.8           -0.4         -0.3
  Specialty                                  9.2           9.3         8.9          5.9          8.6            9.2          8.0
                                    ------------  ------------  ----------  -----------   ----------   ------------  -----------
    Total SPI                               11.5          10.8        13.9         12.8          9.4           12.0         11.2
                                    ------------  ------------  ----------  -----------   ----------   ------------  -----------

Safeco Business Insurance
  SBI Regular                                9.3           8.1        10.2          9.6         11.0            9.2          9.6
  SBI Special Accounts Facility             11.3          13.6        21.3         11.2         17.6           15.3         18.3
                                    ------------  ------------  ----------  -----------   ----------   ------------  -----------
    Total SBI                                9.9           9.4        13.0         10.1         12.7           10.7         11.7
                                    ------------  ------------  ----------  -----------   ----------   ------------  -----------
Surety                                      28.5          28.6        38.4         44.4         29.9           31.1         30.4
P&C Other                                     NM            NM          NM           NM           NM             NM           NM
                                    ------------  ------------  ----------  -----------   ----------   ------------  -----------
  Total Property & Casualty                 11.6%         10.4%       14.1%        13.0%        11.2%          12.0%        11.1%
                                    ============  ============  ==========  ===========   ==========   ============  ===========

                                                      Safeco Property & Casualty
                                                         Net Earned Premiums
                                                            (In Millions)


                                              3RD         2ND         1ST         4TH         3RD
                                              QTR         QTR         QTR         QTR         QTR          YTD         YTD
                                             2004        2004        2004        2003         2003        2004        2003
                                           ----------  ----------  ----------  ----------  -----------  ----------  -------------
Net Earned Premiums
-------------------

Safeco Personal Insurance
  Auto                                       $ 670.4     $ 643.5     $ 620.1     $ 599.2      $ 574.1    $1,934.0    $1,642.3
  Property                                     232.1       227.5       228.2       232.9        229.9       687.8       688.0
  Specialty                                     23.4        22.1        21.2        21.5         21.4        66.7        61.5
                                           ----------  ----------  ----------  ----------  -----------  ----------  ----------
    Total SPI                                  925.9       893.1       869.5       853.6        825.4     2,688.5     2,391.8
                                           ----------  ----------  ----------  ----------  -----------  ----------  ----------
Safeco Business Insurance
  SBI Regular                                  307.0       299.5       302.4       284.0        275.4       908.9       813.5
  SBI Special Accounts Facility                110.5       108.0       116.7       102.1        100.6       335.2       281.7
                                           ----------  ----------  ----------  ----------  -----------  ----------  ----------
    Total SBI                                  417.5       407.5       419.1       386.1        376.0     1,244.1     1,095.2
                                           ----------  ----------  ----------  ----------  -----------  ----------  ----------

Surety                                          53.7        47.6        45.4        43.0         40.0       146.7       110.6
P&C Other                                        3.6         3.2         6.5         3.8          9.0        13.3        17.7
                                           ----------  ----------  ----------  ----------  -----------  ----------  ----------

  Total Property & Casualty                 $1,400.7    $1,351.4    $1,340.5    $1,286.5    $ 1,250.4    $4,092.6    $3,615.3
                                           ==========  ==========  ==========  ==========  ===========  ==========  ==========



Net Earned Premiums (Percent Change)                  Percent Change Over Prior Year Same Quarter         Percent Change YTD
-----------------------------------                   -------------------------------------------         -------------------

Safeco Personal Insurance


  Auto                                          16.8%       17.8%       18.8%       16.0%        17.0%       17.8%       16.9%
  Property                                       1.0        -1.3         0.3         0.8         -0.9           -         0.8
  Specialty                                      9.3         8.3         7.6         7.5          6.5         8.5         5.1
                                           ----------  ----------  ----------  ----------  -----------  ----------  ----------
    Total SPI                                   12.2        12.0        13.0        11.2         11.1        12.4        11.4
                                           ----------  ----------  ----------  ----------  -----------  ----------  ----------

Safeco Business Insurance
  SBI Regular                                   11.5        10.1        13.7         8.3          7.8        11.7         8.2
  SBI Special Accounts Facility                  9.8        15.9        32.8        14.5         33.8        19.0        50.8
                                           ----------  ----------  ----------  ----------  -----------  ----------  ----------
    Total SBI                                   11.0        11.6        18.4         9.8         13.7        13.6        16.7
                                           ----------  ----------  ----------  ----------  -----------  ----------  ----------

Surety                                          34.3        23.6        41.4        31.5         22.3        32.6        18.2
P&C Other                                         NM          NM          NM          NM           NM          NM          NM
                                           ----------  ----------  ----------  ----------  -----------  ----------  ----------
  Total Property & Casualty                     12.0%       12.4%       15.3%       10.5%        10.1%       13.2%        7.7%
                                           ==========  ==========  ==========  ==========  ===========  ==========  ==========

                                                     Safeco Property & Casualty
                                                   Safeco Personal Insurance (SPI)
                                                     (In Millions Except Ratios)


                                    3RD          2ND         1ST         4TH         3RD
                                    QTR          QTR         QTR         QTR         QTR          YTD          YTD
                                    2004        2004        2004        2003         2003         2004         2003
                                 -----------  ----------  ----------  ----------  -----------  -----------  -----------
AUTO
----
Underwriting Profit                  $ 51.0      $ 61.0      $ 23.1      $ 23.0       $ 32.2      $ 135.1       $ 24.7

Loss and LAE Ratio                     69.1%       68.0%       73.4%       72.5%        72.2%        70.1%        75.3%
Expense Ratio                          23.3        22.5        22.9        23.7         22.2         22.9         23.2
                                 -----------  ----------  ----------  ----------  -----------  -----------  -----------
Combined Ratio                         92.4%       90.5%       96.3%       96.2%        94.4%        93.0%        98.5%
                                 ==========   ==========  ==========  ==========  ===========  ===========  ===========

Impact of Catastrophes                  1.2%        1.4%        0.1%        0.6%         0.0%         0.9%         1.4%

Policies In Force (000's)           1,780.5     1,735.7     1,705.0     1,660.0      1,623.0
% Chg Prior Year Same Qtr               9.7%       10.0%       10.0%        9.1%         9.0%

Loss Trends (12 mos. Rolling)
Frequency                              -3.8%       -2.4%       -0.4%       -2.1%        -3.3%
Severity                                5.3         4.8         3.6         2.4          3.6
Total Loss Costs                        1.3%        2.3%        3.2%        0.3%         0.3%

Retention                              80.1%       79.8%       79.8%       79.8%        80.2%

New Business Policies (000's)         148.6       131.0       143.9       139.6        144.4
% Chg Prior Year Same Qtr               2.9%       13.5%       33.9%       19.5%         5.3%

Net Written Premiums                $ 707.9     $ 655.4     $ 668.9     $ 606.2      $ 610.5
% Chg Prior Year Same Qtr              16.0%       16.2%       19.6%       17.5%        15.3%

Net Earned Premiums                 $ 670.4     $ 643.5     $ 620.1     $ 599.2      $ 574.1
% Chg Prior Year Same Qtr              16.8%       17.8%       18.8%       16.0%        17.0%

PROPERTY
--------
Underwriting Profit                  $ 14.2      $ 79.3      $ 61.4      $ 47.0       $ 40.5      $ 154.9       $ 61.9

Loss and LAE Ratio                     67.5%       38.1%       45.4%       51.8%        53.9%        50.4%        62.1%
Expense Ratio                          26.4        27.0        27.7        28.0         28.5         27.1         28.9
                                 -----------  ----------  ----------  ----------  -----------  -----------  -----------
Combined Ratio                         93.9%       65.1%       73.1%       79.8%        82.4%        77.5%        91.0%
                                 ==========   ==========  ==========  ==========  ===========  ===========  ===========
Impact of Catastrophes                 30.7%        6.8%        3.2%        7.7%         5.3%        13.7%        12.2%
Impact of Non-Cat Weather               5.2%        5.4%        4.9%        3.6%         9.0%         5.1%         7.8%

Policies In Force (000's)           1,368.7     1,393.1     1,423.2     1,449.0      1,483.6
% Chg Prior Year Same Qtr              -7.7%       -8.4%       -8.7%       -8.9%        -9.1%

Retention                              83.2%       83.1%       83.2%       83.1%        83.0%

New Business Policies (000's)          42.2        36.3        30.4        32.6         37.0
% Chg Prior Year Same Qtr              14.1%        6.5%        7.4%       -2.6%        -6.0%

Net Written Premiums                $ 248.1     $ 252.8     $ 206.6     $ 214.6      $ 246.7
% Chg Prior Year Same Qtr               0.6%       -1.1%       -0.7%        1.8%        -2.8%

Net Earned Premiums                 $ 232.1     $ 227.5     $ 228.2     $ 232.9      $ 229.9
% Chg Prior Year Same Qtr               1.0%       -1.3%        0.3%        0.8%        -0.9%

SPECIALTY
---------
Underwriting Profit (Loss)           $ (4.3)      $ 6.7       $ 6.4       $ 5.0        $ 6.7        $ 8.8       $ 22.2

Loss and LAE Ratio                     93.3%       44.0%       45.0%       51.5%        43.4%        61.6%        38.0%
Expense Ratio                          25.0        25.4        25.0        25.2         25.2         25.1         25.9
                                 -----------  ----------  ----------  ----------  -----------  -----------  -----------
Combined Ratio                        118.3%       69.4%       70.0%       76.7%        68.6%        86.7%        63.9%
                                 ==========   ==========  ==========  ==========  ===========  ===========  ===========

Impact of Catastrophes                 26.9%        0.0%        0.0%        0.0%         0.0%         9.4%         0.0%

                                                     Safeco Property & Casualty
                                                   Safeco Business Insurance (SBI)
                                                    (In Millions Except Ratios)


                                         3RD         2ND        1ST         4TH          3RD
                                         QTR         QTR        QTR         QTR          QTR         YTD          YTD
                                        2004        2004       2004         2003        2003         2004         2003
                                      ----------  ---------- ----------  -----------  ----------  -----------  -----------

SAFECO BUSINESS INSURANCE
-------------------------

Underwriting Profit (Loss)              $ (80.8)     $ 49.4     $ 42.3       $ 51.4     $ (45.5)      $ 10.9      $ (56.5)

Loss and LAE Ratio                         84.8%       53.2%      55.8%        51.0%       76.1%        64.6%        67.5%
Expense Ratio                              34.6        34.7       34.1         35.7        36.1         34.5         37.7
                                      ----------  ---------- ----------  -----------  ----------  -----------  -----------
Combined Ratio (CR)                       119.4%       87.9%      89.9%        86.7%      112.2%        99.1%       105.2%
                                      ==========  ========== ==========  ===========  ==========  ===========  ===========

CR excluding reserve adjustment *         119.4%       87.9%      89.9%        86.7%       96.1%        99.1%        99.7%

Impact of Catastrophes                     26.1%        1.1%       0.9%         0.0%        2.4%         9.4%         2.4%

SBI REGULAR
-----------
Underwriting Profit (Loss)              $ (59.7)     $ 31.9     $ 23.8       $ 39.5     $ (51.3)      $ (4.0)     $ (68.1)

Loss and LAE Ratio                         86.6%       55.6%      58.7%        51.0%       81.8%        67.0%        70.9%
Expense Ratio                              32.9        33.8       33.4         35.1        36.8         33.4         37.5
                                      ----------  ---------- ----------  -----------  ----------  -----------  -----------
Combined Ratio (CR)                       119.5%       89.4%      92.1%        86.1%      118.6%       100.4%       108.4%
                                      ==========  ========== ==========  ===========  ==========  ===========  ===========

CR excluding reserve adjustment *         119.5%       89.4%      92.1%        86.1%       97.7%       100.4%       101.3%

Impact of Catastrophes                     26.0%        1.2%       0.8%         0.1%        1.9%         9.4%         2.3%

Policies In Force (000's)                 511.2       511.5      508.6        510.1       509.9
% Chg Prior Year Same Qtr                   0.3%        0.1%      -1.7%        -3.7%       -5.1%

Retention                                  79.8%       79.7%      80.2%        78.4%       77.9%

New Business Policies (000's)              28.0        30.8       28.9         27.9        30.3
% Chg Prior Year Same Qtr                  -7.6%       -1.0%      14.7%        13.4%       23.2%


Net Written Premiums                     $307.8      $333.4     $312.9      $ 283.0     $ 281.5
% Chg Prior Year Same Qtr                   9.3%        8.1%      10.2%         9.6%       11.0%

Net Earned Premiums                      $307.0      $299.5     $302.4      $ 284.0     $ 275.4
% Chg Prior Year Same Qtr                  11.5%       10.1%      13.7%         8.3%        7.8%


SBI SPECIAL ACCOUNTS FACILITY
-----------------------------

Underwriting Profit (Loss)              $ (21.1)     $ 17.5     $ 18.5       $ 11.9       $ 5.8       $ 14.9       $ 11.6

Combined Ratio                           119.1%       83.8%      84.2%        88.3%       94.3%        95.5%        95.9%

Impact of Catastrophes                    26.3%        0.9%       1.1%        -0.1%        3.6%         9.4%         2.6%

* Excludes third quarter 2003 workers compensation adjustment of $205.0 ($144.9 in P&C Other, $57.6 in SBI Regular and $2.5 in SBI Special Accounts Facility).


                                                      Safeco Property & Casualty
                                                        Surety, Other and Total
                                                      (In Millions Except Ratios)


                                          3RD           2ND          1ST          4TH          3RD
                                          QTR           QTR          QTR          QTR          QTR           YTD           YTD
                                          2004         2004         2004         2003          2003         2004          2003
                                       -----------  ------------  ----------  ------------  -----------  ------------  ------------
SURETY
------

Underwriting Profit                        $ 10.0        $ 11.5       $ 9.3         $ 8.6        $ 8.5        $ 30.8        $ 19.0

Combined Ratio                              81.3%         75.7%       79.6%         79.9%        78.8%         79.0%         82.8%


P&C OTHER *
-----------

Underwriting Loss                         $ (12.6)      $ (10.2)     $ (7.1)      $ (42.2)    $ (149.8)      $ (29.9)     $ (170.0)


TOTAL PROPERTY & CASUALTY
-------------------------

Underwriting Profit (Loss)                $ (22.5)      $ 197.7     $ 135.4        $ 92.8     $ (107.4)      $ 310.6       $ (98.7)

Underwriting Profit (Loss) excluding
   reserve adjustment **                  $ (22.5)      $ 197.7     $ 135.4        $ 92.8       $ 97.6       $ 310.6       $ 106.3

Loss and LAE Ratio                          73.5%         57.5%       61.6%         63.2%        80.2%         64.3%         73.1%
Expense Ratio                               28.1          27.9        28.3          29.6         28.4          28.1          29.6
                                       -----------  ------------  ----------  ------------  -----------  ------------  ------------
Combined Ratio (CR)                        101.6%         85.4%       89.9%         92.8%       108.6%         92.4%        102.7%
                                       ==========   ============  ==========  ============  ===========  ============  ============


CR excluding reserve adjustment **         101.6%         85.4%       89.9%         92.8%        92.2%         92.4%         97.1%

Impact of Catastrophes                      13.9           2.1         0.9           1.6          1.7           5.8           3.7
                                       -----------  ------------  ----------  ------------  -----------  ------------  ------------
CR excluding reserve adjustment
   and Impact of Catastrophes               87.7%         83.3%       89.0%         91.2%        90.5%         86.6%         93.4%
                                       ==========   ============  ==========  ============  ===========  ============  ============


                                          3RD           2ND          1ST          4TH          3RD
                                          QTR           QTR          QTR          QTR          QTR           YTD           YTD
                                          2004         2004         2004         2003          2003         2004          2003
                                       -----------  ------------  ----------  ------------  -----------  ------------  ------------
Catastrophes
-----------

     SPI - Auto                             $ 8.2         $ 9.0       $ 0.5         $ 3.7       $ (0.1)       $ 17.7        $ 23.1
     SPI - Property                          71.3          15.5         7.4          18.0         12.1          94.2          83.9
     SPI - Specialty                          6.3             -           -             -            -           6.3             -
     Safeco Business Insurance              109.0           4.5         3.7           0.1          8.9         117.2          26.1
     P&C Other                                  -             -           -          (1.6)         0.1             -           0.4
                                       -----------  ------------  ----------  ------------  -----------  ------------  ------------
Total                                     $ 194.8        $ 29.0      $ 11.6        $ 20.2       $ 21.0       $ 235.4       $ 133.5
                                       ==========   ============  ==========  ============  ===========  ============  ============


* P&C Other includes large commercial business accounts, commercial specialty programs and London operations that are in runoff and certain product lines that we have exited.

** Excludes third quarter 2003 workers compensation adjustment of $205.0 ($144.9 in P&C Other, $57.6 in SBI Regular and $2.5 in SBI Special Accounts Facility).

                                                     Safeco Property & Casualty
                                                        Statutory Information
                                                    (In Millions Except Ratios)


                                                                     Three Months Ended                 Nine Months Ended
Loss and Loss Adjustment Expense (LAE) Reserves                         September 30                       September 30
-----------------------------------------------               ---------------------------------  ---------------------------------
                                                                   2004             2003              2004             2003
                                                              ---------------  ----------------  ---------------  ----------------
Loss and LAE Reserves, Beginning of Period                         $ 4,669.0         $ 4,502.1        $ 4,649.2         $ 4,535.8
Net Losses and LAE Incurred                                          1,029.9           1,003.5          2,632.2           2,639.3
Net Losses and LAE Paid                                               (834.8)           (824.6)        (2,417.3)         (2,494.1)
                                                              ---------------  ----------------  ---------------  ----------------
Loss and LAE Reserves, End of Period                               $ 4,864.1         $ 4,681.0        $ 4,864.1         $ 4,681.0
                                                              ===============  ================  ===============  ================




                                                  3RD              2ND               1ST              4TH               3RD
                                                  QTR              QTR               QTR              QTR               QTR
                                                  2004             2004             2004              2003             2003
                                             ---------------  ---------------  ----------------  ---------------  ----------------
P&C Balance Sheet
-----------------

Total Capital and Surplus                         $ 3,150.0  *     $ 3,245.1         $ 3,028.2        $ 2,789.7         $ 2,562.3

Ratio of Net Premiums Written (Annualized)
   to Total Capital and Surplus                        1.81  *          1.74              1.82             1.83              2.05


* Estimated



                                                             Safeco Corporation
                                                            Investment Portfolio
                                                               (In Millions)


Investment Portfolio (Market Value)       9/30/2004         %                       12/31/2003        %
                                          -----------   -----------                 -----------   -----------
Fixed Maturities - Taxable                 $ 7,035.8          69.2 %                 $ 6,002.7          64.2
Fixed Maturities - Nontaxable                2,152.4          21.2                     2,156.5          23.1
Equity Securities                              972.5           9.5                     1,166.2          12.5
                                          -----------   -----------                 -----------   -----------

Total Fixed Maturities & Equity Securities  10,160.7          99.9                     9,325.4          99.8
Mortgage Loans                                     -           0.0                         9.8           0.1
Other Invested Assets                            8.4           0.1                         9.0           0.1
                                          -----------   -----------                 -----------   -----------
      Total Investment Portfolio          $ 10,169.1         100.0 %                 $ 9,344.2         100.0
                                          ===========   ===========                ===========   ===========


Rating (Market Value) - Fixed Maturities  9/30/2004                                 12/31/2003
                                          -----------                               -----------
AA                                              10.9                                      10.9
A                                               29.1                                      23.0
BBB                                             14.5                                      19.3
BB or lower                                      1.8                                       3.1
Not Rated                                        1.0                                       1.5
                                          -----------                               -----------
Total                                          100.0 %                                   100.0 %
                                          ===========                               ===========

Average Rating                                    A+                                        A+
                                          ===========                               ===========


                                          9/30/2004     6/30/2004     3/31/2004     12/31/2003    9/30/2003
                                          ----------    ----------    ---------     ----------    ----------
P&C Pretax Investment Income                 $ 111.0       $ 115.8       $ 111.7       $ 110.0       $ 113.7
Tax Rate on P&C Investment Income               28.59%        25.39%        26.95%        25.45%        26.82%
Pretax Investment Income                     $ 115.5       $ 119.1       $ 115.0       $ 114.4       $ 114.7
Tax Rate on Investment Income                   28.78%        25.60%        27.12%        25.76%        26.84%

Fixed Maturities at Cost                   $ 8,824.7     $ 8,344.4     $ 7,797.0     $ 7,717.2     $ 7,176.2
Fixed Maturities at Market                   9,188.2       8,561.2       8,311.7       8,159.2       7,748.6
Equities at Cost                               580.7         538.0         653.9         684.8         664.0
Equities at Market                             972.5         964.6       1,134.8       1,166.2       1,054.5

  Total Cost                               $ 9,413.8     $ 8,892.8     $ 8,477.0     $ 8,420.7     $ 7,971.1
  Total Market                            $ 10,169.1     $ 9,536.1     $ 9,472.6     $ 9,344.2     $ 8,814.3
     % Equities (at market)                      9.5%         10.1%         12.0%         12.5%         12.0%
     % Taxable Bonds (at market)                69.2%         68.1%         65.1%         64.2%         62.9%
     % Tax Exempt Bonds (at market)             21.2%         21.7%         22.6%         23.1%         25.0%
     % Other                                     0.1%          0.1%          0.3%          0.2%          0.1%
  Market YTM on Bond Portfolio                   3.88%         4.30%         3.42%         3.78%         3.73%
  Book YTM on Bond Portfolio                     4.96%         5.11%         5.16%         5.27%         5.54%
  Duration of Bond Portfolio                     4.42          4.65          4.27          4.39          4.98

                                             Three Months Ended          Nine Months Ended
Net Realized Investment Gains (After Tax)       September 30                September 30
                                          -------------------------   -------------------------
from Continuing Operations                   2004          2003          2004          2003
                                          -----------   -----------   -----------   -----------

Gains on Securities Transactions              $ 35.0        $ 10.5       $ 121.7        $ 36.4
Impairments on Fixed Maturities                 (2.1)         (3.7)         (5.7)        (20.2)
Impairments on Equity Securities                (0.1)         (2.7)         (0.2)        (10.5)
Credit Default Swaps                               -           1.8             -          14.3
Other                                              -           1.9             -           3.7
                                          -----------   -----------   -----------   -----------
Net Realized Investment Gains                 $ 32.8         $ 7.8       $ 115.8        $ 23.7
                                          ===========   ===========   ===========   ===========



                                                             Safeco Corporation
                                                               Capitalization
                                                                (In Millions)


                                                         9/30/2004        12/31/2003          12/31/2002
                                                         ---------        ----------          ----------

Short-Term Debt
$300 million* back up line of credit (unused)               $       -         $       -           $       -
7.875%, due 3/15/03                                                 -                 -               303.5
Medium-Term Notes and Other                                         -                 -                15.9

Long-Term Debt
7.875%, due 4/1/05 (called at par on 4/1/03)                        -                 -               200.0
6.875%, due 7/15/07 (non callable)                              200.0             200.0               200.0
4.20%, due 2/1/08 (non callable)                                200.0             200.0                   -
4.875%, due 2/1/10 (non callable)                               300.0             300.0                   -
7.25%, due 9/1/12 (non callable)                                230.0             375.0               375.0
8.072% debentures due 2037                                      402.9             876.3               876.3
    (Callable at 104 in 2007)
                                                       ---------------  ----------------   -----------------

Total Debt                                                  $ 1,332.9         $ 1,951.3           $ 1,970.7
                                                       ==============    ==============      ==============

Equity                                                      $ 3,724.2         $ 5,023.3           $ 4,431.6
                                                       ==============    ==============      ==============

Total Capital (Debt + Equity)                               $ 5,057.1         $ 6,974.6           $ 6,402.3
                                                       ==============    ==============      ==============


Debt to Capital                                                 26.4%             28.0%               30.8%
Adjusted Debt** to Capital                                      24.8%             25.5%               28.0%
Debt to Equity                                                  35.8%             38.8%               44.5%

Debt to Capital (excluding FAS 115)                             27.6%             34.1%               36.9%
Adjusted Debt** to Capital (excluding FAS 115)                  26.0%             31.0%               33.6%
Debt to Equity (excluding FAS 115)                              38.2%             51.7%               58.5%

* $500 million in 2003 and 2002
** 20% equity credit for 8.072% debentures due 2037
